                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2006

                                CEDAR FAIR, L.P.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                        1-9444                 34-1560655
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                 File No.)            Identification No.)

  One Cedar Point Drive, Sandusky, Ohio                           44870-5259
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (419) 626-0830

                                      N.A.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     a) On March 14, 2006, Cedar Fair, L.P. entered into a new revolving credit agreement with KeyBank National Association and seven other banks as lenders under which it has available a maximum commitment of $250 million through March 2011. This credit facility may be expanded to an increased maximum commitment of $350 million at the Partnership's option, subject to bank consent. Borrowings under this agreement bear interest at LIBOR plus 75 basis points (all-in) per annum, with other rate options. Attached as Exhibit 10.1 is a copy of this agreement.

     b) On March 14, 2006, as part of entering into the new credit agreement, Cedar Fair, L.P. amended the Shelf Agreements with The Prudential Insurance Company of America dated as of August 24, 1994 and April 7, 2004. Attached as Exhibit 10.2 is a copy of this amendment.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     c) On March 14, 2006, as part of entering into a new credit agreement, Cedar Fair, L.P. terminated its previous $180 million revolving credit agreement which was set to expire in March 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     d) Exhibit 10.1 - Credit Agreement dated as of March 14, 2006 among Cedar Fair, L.P. and Subsidiaries as co-borrowers, and KeyBank National Association and seven other banks as lenders.

     e) Exhibit 10.2 - Modification Letter to 1994/2004 Shelf Agreements of Cedar Fair, L.P.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CEDAR FAIR, L.P.
                                        By Cedar Fair Management, Inc.,
                                        General Partner


                                        By: /s/ Peter J. Crage
                                            ------------------------------------
                                            Peter J. Crage
                                            Corporate Vice President - Finance
                                            and Chief Financial Officer

Date: March 20, 2006


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